EXHIBIT 10.1

                      OSHKOSH B'GOSH, INC.
                       PROFIT SHARING PLAN


           As Amended and Restated on November 6, 2001

     Generally Effective: January 1, 1998 (unless otherwise stated)




                        TABLE OF CONTENTS

                                                            Page


INTRODUCTION						      1

CHAPTER I   DEFINITIONS                                       1

CHAPTER II  ELIGIBILITY AND PARTICIPATION                     7
     2.01   Eligibility                                       7
     2.02   Re-Employment                                     7
     2.03   Exclusion of Collective Bargaining Employees      7
     2.04   Change in Participant Status                      7
     2.05   Employees Not in Eligible Class                   7

CHAPTER III CONTRIBUTIONS AND ALLOCATIONS                     8
     3.01   Discretionary Employer Contributions              8
     3.02   Allocation of Employer Contributions and
            Forfeitures                                       8

CHAPTER IV  CONTRIBUTION LIMITATIONS                          8
     4.01   Definitions                                       8
     4.02   Maximum Annual Additions                         10
     4.03   Reduction of Annual Additions                    10
     4.04   Limitations if Participant in Other Plan(s)      11

CHAPTER V   INVESTMENT OF ACCOUNTS                           12
     5.01   Funding Policy                                   12
     5.02   Employee Direction of Investments                12
     5.03   Expenses                                         12

CHAPTER VI  VESTING OF ACCOUNTS                              12
     6.01   100% Vesting Situations                          12
     6.02   Vesting Schedule                                 13
     6.03   Bad-Boy Provision                                13
     6.04   Forfeitures                                      13
     6.05   Resumption of Participation                      14

CHAPTER VII PAYMENT OF BENEFITS                              14
     7.01   Commencement of Benefits                         14
     7.02   Form of Payment                                  15
     7.03   Incidental Death Benefits                        15
     7.03A  New Minimum Distribution Regulations             16
     7.04   Transfers                                        17
     7.05   Distribution of Small Amounts                    17
     7.06   Direct Rollover                                  17

CHAPTER VIIITOP-HEAVY PROVISIONS                             18
     8.01   Provisions Will Control                          18
     8.02   Definitions                                      19
     8.03   Minimum Allocation                               21
     8.04   Nonforfeitability of Minimum Allocation          22
     8.05   Minimum Vesting Schedules                        22
     8.06   Compensation Limitation                          22

CHAPTER IX  ADJUSTMENT OF ACCOUNTS                           22
     9.01   Allocation of Trust Earnings                     22
     9.02   Allocation of Employer Contributions and
            Forfeitures                                      23

CHAPTER X   DESIGNATION OF BENEFICIARY                       23
     10.01  Beneficiary Designation                          23
     10.02  Priority If No Designated Beneficiary            23

CHAPTER XI  AMENDMENT OR TERMINATION OF THE PLAN             23
     11.01  Amendment by Employer                            23
     11.02  Conformance to Law                               24
     11.03  Right to Terminate                               24
     11.04  Merger, Consolidation, or Transfer               24

CHAPTER XII CLAIMS PROCEDURE                                 25
     12.01  Written Claim                                    25
     12.02  Claim Denial                                     25
     12.03  Request for Review of Denial                     25
     12.04  Decision on Review                               25
     12.05  Additional Time                                  25

CHAPTER XIIIMISCELLANEOUS PROVISIONS                         26
     13.01  Reversion of Assets                              26
     13.02  Equitable Adjustment                             26
     13.03  Reasonable Compensation                          26
     13.04  Indemnification                                  26
     13.05  Protection from Loss                             26
     13.06  Protection from Liability                        26
     13.07  Adoption of Rules and Procedures                 27
     13.08  Assignment of Benefits                           27
     13.09  Mental Competency                                27
     13.10  Authentication                                   28
     13.11  Not an Employment Contract                       28
     13.12  Appointment of Auditor                           28
     13.13  Uniform Treatment                                28
     13.14  Interpretation                                   28
     13.15  Plural and Gender                                28
     13.16  Headings                                         28
     13.17  Expenses                                         28
     13.18  Unclaimed Accounts                               28
     13.19  Special Provisions Respecting Military Service   29
     13.20  Participation of Affiliated Employers            29
     14.01  Stock Savings Accounts                           29
     14.02  Employer Stock Defined                           29
     14.03  Distributions from Stock Savings Accounts        29
     14.04  Employer Stock Valuation                         29

CHAPTER XV  EGTRRA PROVISIONS                                30
     15.01  Adoption and Effective Date of Amendment         30
     15.02  Supersession of Inconsistent Provisions          30
     15.03  Limitations on Contributions                     30
     15.04  Modification of Top-Heavy Rules                  30
     15.05  Direct Rollovers of Plan Distributions           32


                          INTRODUCTION

     The name of this Plan is the OshKosh B'Gosh, Inc. Profit
Sharing Plan.

     The validity, construction, and all rights granted under this Plan and Trust will be governed, interpreted, and administered by the laws of the United States under the Employee Retirement Income Security Act of 1974 (ERISA, as it may be amended) and the Internal Revenue Code of 1986 (the Internal Revenue Code, as it may be amended). However, regardless of the preceding, to the extent that ERISA and/or the Internal Revenue Code do not preempt local law, the Plan and Trust will be governed, interpreted, construed, and enforced according to the laws of the State of Wisconsin.

     If the U.S. Department of Labor or the Internal Revenue Service, or both, determines at any time that this Plan does not meet these requirements or that it is being administered or interpreted in a manner inconsistent with these requirements, the Employer may make the appropriate amendments or adjustments, or both, which may be retroactive, to correct the situation, or terminate the Plan.

     If any provisions of the Plan and Trust are held to be invalid or unenforceable, the remaining provisions will continue to be fully effective.


                            CHAPTER I

                           DEFINITIONS

     1.01 Unless the context requires otherwise, the capitalized terms defined below will have the following meanings throughout the
Plan:

	(a) Account is any or all of a Participant's Account(s) as may be established by the Committee from time to time to administer the Plan, depending upon the context of the sentence in which it is used. Account(s) shall include:

		(1) Regular Account (the Account to which are credited Employer Contributions and earnings thereon).

		(2) Employee Contributions Account (the Account to which are credited voluntary Employee Contributions and earnings thereon).

	(b) Affiliated Employer means (i) each corporation which is included as a member of a controlled group with the Employer and trades or businesses, whether or not incorporated, which are under common control by or with the Employer within the meanings of Sections 414(b) and (c) of the Internal Revenue Code of 1986, or any amendments thereof and (ii) any other corporation not described in clause (i) acquired by the Employer and designated by it as an Affiliated Employer, except that for purposes of the limitation on Annual Additions, the term shall also include trades or businesses on the basis of a more than 50% test rather than an 80% test. Further, the term shall include any members of the same "affiliated service group" within the meaning of Code
     Section 414(m) and any other entity required to be aggregated with the Employer under Code Sections 414(n) or (o).

	(c)  Anniversary Date is December 31.

	(d) Beneficiary is the person or entity designated in Chapter X to receive any death benefits of a Participant which become payable under the Plan.

	(e) Break in Service shall mean, as to any Participant who, as of December 31, 1988 or earlier, had incurred a One Year Break in Service after termination of employment. A One Year Break in Service means a Plan Year in which the Employee does not complete an aggregate of more than 500 Hours of Service with the Employer or Affiliated Employers.

	As to any Participant who, as of December 31, 1988 or earlier, has not incurred a Break in Service under the rules then in existence, and as to terminations of employment on and after January 1, 1989, a Break in Service shall be any subsequently ending and consecutive five One Year Breaks in Service.

          Special provisions with respect to military service are contained in Section 13.19 hereof.

	(f) Code means the Internal Revenue Code of 1986, as amended and as it may be amended.

	(g) Committee is the organization appointed by the Board of Directors of the Employer (which may name itself as the Committee) for purposes of overseeing the administration of the Plan, and performing any other duties specified in this Plan. A Committee member may resign or be removed at any time by the Board of Directors of the Employer by written notice. To assist it in its duties, the Committee may employ agents or legal counsel.

          Any such Committee may in its regulations or by action delegate the authority to any one or more of its members to take any action on behalf of the Committee and as to such actions, no meetings or unanimous consent shall be required. The Committee may also act at a meeting or by its unanimous written consent. A majority of the members of the Committee shall constitute a quorum for the transaction of business and shall have full power to act hereunder. All decisions shall be made by vote of the majority present at any meeting at which a quorum is present, except for actions in writing without a meeting which must be unanimous. The Committee may appoint a Secretary who may, but need not, be a member of the Committee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. Any absent Committee member, and any dissenting Committee member who (at the time of the making of any decision by the majority) registers his dissent in writing delivered at that time to the other Committee members, shall be immune to the fullest extent permitted by law from any and all liability occasioned by or resulting from the decision of the majority. All rules and decisions of the Committee shall be uniformly and consistently applied to all persons in similar circumstances. The Committee shall be entitled to rely upon the records of the Employer or any Affiliated Employer as to information pertinent to calculations or determinations made pursuant to the Plan. A member of the Committee may not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right of claim to any benefit under the Plan is particularly involved. If, in any case in which a Committee member is so disqualified to act, the remaining members cannot agree, then, the President of the Employer will appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which that member is disqualified to act.

          In the event a dispute arises under the Plan and Trust, the Committee will be the authorized agent for the service of legal process.

          (h) Compensation means total wages, salaries, fees and other amounts received for a particular Plan Year (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment by the Participant from a Participating Employer to the extent that the amounts are includable in gross income (or such Compensation paid or accrued for Plan Years prior to January 1, 1991), and including any elective contributions not otherwise includable in income under a Code Section 125 cafeteria plan or Section 401(k) plan, but excluding reimbursements or other allowances, fringe benefits (cash and non-cash, including, without limitation, any income arising in connection with any stock options, restricted stock or other equity based incentives relating to stock of the Employer), moving expenses, deferred compensation and welfare benefits. In the Plan Year in which an Employee becomes a Participant, for purposes of allocating Employer Contributions, Compensation includes only his Compensation after he becomes a Participant under Chapter II.

          However, for any Plan Year beginning after December 31,
     1988, Compensation in excess of $200,000 (as adjusted as permitted under Code Section 401(a)(17) from time to time) shall be disregarded.

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section
     401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

          If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current plan year, the Compensation for that prior determination period is subject of the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day to the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

          From and after January 1, 1999, in determining the Compensation of a Participant who is a highly compensated employee as defined in Code Section 414(q) for a Plan Year, all Compensation in excess of $100,000 shall be disregarded.

	(i) Contributions to the Plan by the Employer and the Participant shall include:

		(1) "Employer Contributions" shall mean contributions made to the Plan by a Participating Employer.

		(2) "Employee Contributions" shall mean voluntary Employee contributions made on an after-tax basis.

	(j)  Date of Employment means:

			(1)  the day on which the Employee performs his first Hour of
          Service on or after the date on which he is employed by the
          Employer or an Affiliated Employer, or

			(2)  the date on which the Employee performs his first Hour of
Service on or after the date on which he is re-employed following a One Year Break in Service.

	(k)  Effective Date of the Plan is January 1, 1952.  The
     Effective Date of this amendment and restatement is January 1, 1998, unless otherwise provided herein.

	(l) Employee is any person employed directly by the Employer or by an Affiliated Employer and for whom the Employer or an Affiliated Employer pays Social Security taxes and who is a salaried employee covered by the Employer's security code classification number 220, 750, 840, or 850. Leased employees
(as defined in Code Section 414(n)) shall not be included even though it is recognized that such leased employees shall be included for purposes of nondiscriminatory testing under Code
Section 410. Also excluded is any person who is classified by the Employer or an Affiliated Employer as other than as an Employee, for the entire period of such classification, without regard to any subsequent reclassification which may occur by operation of law or otherwise.

	(m) Employer is OshKosh B'Gosh, Inc. and any successor corporation or partnership by merger, purchase, or otherwise.
          The Employer will be the named fiduciary as defined in ERISA.

	(n) Employment Year means a 12-month period following an Employee's most recent Date of Employment.

	(o)  ERISA is the Employee Retirement Income Security Act of
1974, as amended.

	(p) Hours of Service means any of the following hours (assuming a 190 hour month for any Employee not paid on an hourly basis who works one hour during the month):

               (1) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

		(2) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for a single computation period (whether or not the period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

		(3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under (1) or (2) above, as the case may be, and under this definition 3. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.
          For purposes of determining whether a One Year Break in Service has occurred for participation and vesting purposes, an Employee who is absent from work

		a.   by reason of her pregnancy,


		b.   by reason of the birth of a child of the Employee,

		c. by reason of the placement of a child in connection with the adoption of the child by the Employee,

		d. for purposes of caring for the child during the period immediately following the birth or placement for adoption,
     Hours of Service shall be credited according to the following rule. During the period of absence, the Employee shall be deemed to have completed the number of hours that normally would have been credited but for the absence. If the normal work hours are unknown, eight hours of service shall be credited for each normal work day during the leave.
     The Hours of Service to be credited under this paragraph shall be credited in the year in which the absence begins if such crediting is necessary to prevent a One Year Break in Service in that year or in the following year. Provided, however, the total number of Hours of Service credited by this paragraph shall not exceed 501.

          Hours of Service will be credited for employment with the Employer and any Affiliated Employer.

          Hours of Service will also be credited for any individual considered an employee under Section 414(n).

          If records of employment with respect to an Employee's service with the Employer before the effective date of this restatement are insufficient to determine his exact Hours of Service, the Committee will make reasonable estimates of said Hours of Service based on such records of employment. Any such Hours of Service estimates will be made in a uniform, nondiscriminatory manner and will be binding on all Employees.

	(q) Normal Retirement Age is the date an Employee is 65 years old.

	(r) Participant is an Employee who has met the eligibility requirements of Chapter II, or a person who has an Account balance under this Plan.

	(s) Participating Employer means the Employer and any Affiliated Employer authorized by the Employer to participate in this Plan, by extending the same to such Affiliated Employer's eligible
Employees.

	(t) Plan means the OshKosh B'Gosh, Inc. Profit Sharing Plan as it may be amended from time to time.

	(u)  Plan Administrator is OshKosh B'Gosh, Inc.

	(v)  Plan Year is January 1 to December 31.

	(w) Suspense Account is the separate Account within a Regular Account consisting of the forfeiture (under Section 6.04) of a Participant who terminates employment and who returns to the employ of the Employer or an Affiliated Employer before he incurs five One Year Breaks in Service.

	(x) Suspense Amount is the dollar amount of the non-Vested portion, if any, of a terminated Participant's Regular Account.
The crediting, if any, of Trust earnings to the Suspense Amount will be determined by the Committee in a uniform and nondiscriminatory manner.

	(y) Trust means the OshKosh B'Gosh, Inc. Profit Sharing Trust, as it may be amended from time to time.

	(z) Trustee is the person(s), corporation, or combination thereof (and any duly appointed successor) named in the Trust document.

	(aa) Trust Fund is the total of contributions made to the Trust, increased by profits, income, refunds, and other recoveries received, and decreased by losses and expenses incurred, and benefits paid. Trust Fund may also include any assets transferred to the Trust Fund from the qualified corporate retirement trust of the Employer or any other employer, if permitted by applicable law, and, if permitted by the Committee, the individual retirement account (as defined by the Internal
Revenue Code and referred to as "IRA" in the Plan and Trust) of an Employee, or a distribution to a Participant from the qualified corporate retirement plan of the Employer or another employer.

	(bb) Valuation Date is any date on which the market valuation of the Trust Fund is made. This valuation must be made on each March 31st, June 30th, September 30th, and December 31st of the
Plan Year if there is a need to make a benefit distribution as of such date, as determined by the Committee. If it desires, the Committee in its discretion, may also instruct the Trustee to make valuations at other times.

	(cc) Vested is that portion of an Account to which a Participant has a nonforfeitable right.

	(dd) Year of Eligibility Service is the Employment Year of an Employee, provided he completes at least 1,000 Hours of Service during such Employment Year. For an Employee who does not complete at least 1,000 Hours of Service in his Employment Year, a Year of Eligibility Service is a Plan Year, starting with the Plan Year next following his Date of Employment, during which he completes at least 1,000 Hours of Service.
(ee) Year of Vesting Service is any Plan Year, starting with the Plan Year in which an Employee is hired by the Employer or an Affiliated Employer, during which such Employee completes at least 1,000 Hours of Service.

                           CHAPTER II

                  ELIGIBILITY AND PARTICIPATION

     2.01 Eligibility. On and after January 1, 1989, each Employee of a Participating Employer shall become eligible to participate in the Plan on the first day of the pay period coincident with or next following his completion of both of the following requirements:

 	(a) one Year of Eligibility Service following his most recent Date of Employment; and

	(b)  attainment of age 21.

   2.02 Re-Employment.  Notwithstanding the provisions of Section
2.01, any Participant who terminated employment with a Participating Employer after the effective date of this restatement, and is later rehired, shall again become eligible to become a Participant on his most recent Date of Employment.

   2.03 Exclusion of Collective Bargaining Employees. An Employee who is covered by a collective bargaining agreement to which a Participating Employer is a party will not be eligible to participate in this Plan unless that collective bargaining agreement specifically provides for coverage of such Employee under this Plan. Also, a Participant who becomes covered by a collective bargaining agreement to which a Participating Employer is a party will not be eligible to share in any Employer Contributions and forfeiture reallocations for any Plan Year during which he is covered for the entire Plan Year by that collective bargaining agreement, unless such collective bargaining agreement specifically provides to the contrary.

     2.04 Change in Participant Status. In the event a Participant is no longer a member of an eligible class of Employees (as defined in Section 1.01(l)) and becomes ineligible to participate, such employee will participate immediately upon returning to an eligible class of Employees.

     2.05 Employees Not in Eligible Class. In the event an employee who is not a member of the eligible class of Employees (as defined in Section 1.01(l)) becomes a member of the eligible class, such employee will participate immediately if such employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.


                           CHAPTER III

                  CONTRIBUTIONS AND ALLOCATIONS

     3.01 Discretionary Employer Contributions.

     This Plan is intended to be a discretionary contribution plan, not dependent upon the existence of Employer profits, pursuant to Code Section 401(a)(27). Notwithstanding the preceding, this Plan shall be treated as a profit sharing plan for purpose of Code Sections 401(a), 402, 412, and 417.

     The Participating Employers agree to pay to the Trustee with respect to each Plan Year such amount, if any, as may be determined by the Board of Directors of the Employer each year. The Employer Contributions for any particular Plan Year shall not exceed the amount (including the amount of any credit-carryovers from prior years available to the Participating Employers) which the Participating Employers may lawfully deduct for federal income tax purposes.

     Employer Contributions shall be made before or as soon as reasonably possible after the close of the Employer's fiscal year, without interest and within the time limit for deductibility thereof by the Employer as specified by the Internal Revenue Code.

     3.02 Allocation of Employer Contributions and Forfeitures.

     Except as provided in Section 6.04, the Employer Contributions shall be allocated to the Regular Accounts of all Participants who are Employees on the last day of the Plan Year or who terminated employment during the Plan Year due to death, retirement (on or after either the attainment of age 65, or the attainment of age 60 and the completion of 10 Years of Vesting Service) or disability, in the proportion that the Compensation of each such Participant bears to the total Compensation of all such Participants. Any forfeitures which become reallocable during the Plan Year under any other provision of this Plan shall be applied to reduce the amount of Employer Contributions otherwise determined for such Plan Year. To the extent any unapplied balance of forfeitures remain, the same shall be similarly applied as soon as possible in the immediately following Plan Years. On the effective date of any total termination of the Plan or complete discontinuance of any contributions to the Trust, any unapplied forfeitures shall be allocated to the Regular Accounts of all Participants who are Employees on such effective date pro rata to Compensation as provided above.


                           CHAPTER IV

                    CONTRIBUTION LIMITATIONS

     4.01 Definitions. For purposes of this Chapter IV only, the capitalized terms defined below will have the following meaning when capitalized:

          Annual Additions means the total of the following amounts, if any, which are allocated to the Combined
     Accounts of a Participant:

        (a) Employer Contributions (excluding Employer Contributions arising from an award of back pay by agreement with the Participating Employer or by court order);

	(b)  Amounts forfeited by non-vested previous Participants;

	(c)  Non-deductible voluntary Employee Contributions; and

	(d) Any amount added to an individual medical account as defined in Section 415(l)(2) which is part of a pension or annuity plan of the Employer for the Participant.

         For purposes of determining Annual Additions, a rollover contribution from an IRA of a Participant, or from his account in the qualified retirement plan of his previous employer will not be included.

          Average Compensation of a Participant is his Total
     Compensation during the three consecutive Limitation Year period in which he earned a year of service and which produced the highest average.

          Combined Accounts means the total of all accounts of a Participant in all of the Defined Contribution Plans of the Participating Employer.

          Defined Benefit Plan is a retirement plan which does not provide for benefits from an individual account of a Participant, but rather such benefits are based on a benefit formula provided by the Plan.

          Defined Contribution Plan is a retirement plan which provides for an individual account for each Participant and for benefits based entirely on the balance of that account. The account balance is usually derived from contributions, income, expenses, market value increases or decreases, and sometimes non-Vested amounts from Participants who quit before retirement.

          Employer means the employer that adopts this Plan. All members of a controlled group of corporations (as defined in Section 414(h) as modified by Section 415(h) of the Code), all trades or businesses (whether or not incorporated) under common control (as defined by Section 414(c) as modified by Section 415(h) of the Code), or all members of an affiliated service group (as defined in Section 414(m) of the Code), will be considered a single employer for the purposes of applying the limitations of this Chapter.

          Limitation Year is the Plan Year.

          Total Compensation includes a Participant's earned income, wages, salaries, and fees for professional service and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the plan (including but not limited to, commissions paid salesmen, compensation for services on the basis or a percentage of profits, commissions on insurance premiums, tips and bonuses) and excluding the following:

               a. Employer contributions to a plan of deferred compensation which are not included in the gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

		b. Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

		c. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
d. Other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of a 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Employee).

	Notwithstanding the above definition, from and after January 1, 1998, Total Compensation shall include any elective deferral contributions (as defined in Code Section 402(g)(3)), any amounts contributed or deferred by the Employer at the election of the Participant which are not includable in the gross income of the Participant by reason of Code Sections 125 or 457, and from and after January 1, 2001, by reason of Code Section 132(f).

     4.02 Maximum Annual Additions.  The maximum amount of Annual
Additions which can be made to the Combined Accounts of a Participant for any Limitation Year is equal to the lesser of:

	(a)  25% of his Total Compensation for that period; or

	(b) $30,000 (or such other dollar amount as is specified annually by the Secretary of the Treasury, or his delegate or any other federal law or regulations).

     4.03 Reduction of Annual Additions. If the Annual Additions to any Participant's Combined Accounts exceed this maximum for any Limitation Year, the Committee will reduce the amount of his Annual Additions in the following order of priority until the Annual Additions equal the maximum allowed:

	(a) First, any amounts of voluntary Employee Contributions shall be returned, to the extent required, to the Participant.

	(b) Second, the forfeitures credited to his Account for the Limitation Year will be reallocated to the appropriate Accounts of all other Participants to the extent required, in the same manner as the other forfeitures for the Limitation Year.
	(c) Third, and subject to Section 4.02, Employer Contributions shall be reallocated to other Participants covered by the Plan in that Limitation Year.

     4.04 Limitations if Participant in Other Plan(s). If a Participant is also a participant in a Defined Benefit Plan (or plans) maintained by the Employer, the decimal equivalent of the sum of the fractions determined as follows for all Defined Benefit Plans and Defined Contribution Plans maintained by the Employer in which he participates shall not exceed 1.0 for any Limitation Year:

          (a) A defined benefit fraction, the numerator being the projected total annual benefits of the Participant under all Employer-sponsored Defined Benefit Plans (whether or not terminated), and the denominator being the lesser of:

		(1) the product of 1.25 multiplied by $90,000 (or, if permitted by applicable law, such other dollar amount as is specified annually by the Secretary of the Treasury, or his delegate); or

		(2)  the product of 1.4 multiplied by the Participant's Average
Compensation.

          (b) A defined contribution fraction, the numerator being the sum of the actual Annual Additions to the Participant's Combined
     Accounts under all Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, and the denominator being the sum of the lesser of the following amounts determined for such Limitation
     Year and all prior Limitation Years of the Participant's service with the Employer (regardless of whether a Defined Contribution
     Plan was maintained by the Employer):

               (1) the product of 1.25 multiplied by $30,000 (or, if permitted by applicable law, such other dollar amount as is specified annually by the Secretary of the Treasury, or his delegate); or

		(2) the product of 1.4 multiplied by 25% of his Total Compensation for such Limitation Year.

          In the event the projected annual benefits of a Participant under all Defined Benefit Plans cause the total of the fractions determined under (a) and (b) above to exceed 1.0, the benefits under such Defined Benefit Plans will be reduced to the extent required so that the total of such fractions equals 1.0.

          From and after January 1, 2000, the special limitations set forth in this Section 4.04 shall no longer apply.


                            CHAPTER V

                     INVESTMENT OF ACCOUNTS

     5.01 Funding Policy. In order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan, the Employer will establish and maintain a funding policy with respect to the Trust Fund in a manner consistent with applicable law.

     5.02 Employee Direction of Investments. The Committee may, in its discretion, direct the Trustee to establish "separate investment funds" within the Trust Fund according to Committee specification for the investment of Accounts. The Committee will then establish uniform, nondiscriminatory rules permitting each Participant to direct the percentage of his Account(s) to be invested in each of these separate investment funds. Any such written direction will remain in effect for a Participant until it is replaced by his subsequent written direction filed with the Committee.

     The Committee may also provide for the transfer of funds within an Account from one separate investment fund to another under uniform rules established by the Committee.

     If a Participant makes no written direction under this provision, the Committee will direct the Trustee to place 100% of his Account(s) in a separate investment fund chosen by the Committee under uniform, nondiscriminatory rules.

     5.03 Expenses. The Participating Employers may pay the expenses of administering the Plan, if desired. However, if they do not pay these expenses directly, then, to the extent permitted by law, the payments will be made from the Trust Fund.


                           CHAPTER VI

                       VESTING OF ACCOUNTS

     6.01 100% Vesting Situations. A Participant will be fully (100%) Vested in his Regular Account upon the occurrence of any of the following events; provided such event occurs while he is an
Employee:

	(a) either his attainment of his Normal Retirement Age, or his attainment of age 60 and the completion of 10 Years of Vesting Service;

	(b)  his death;

	(c) his total and permanent disability as determined by a physician selected by the Committee. For purposes of this paragraph, a Participant will be considered totally and permanently disabled if he incurs a mental or physical disability which may be expected to be of a long continued duration or which may be expected to result in death and which prevents him from satisfactorily performing his duties with the Employer or an Affiliated Employer; or

	(d) the termination (either full or partial) of this Plan or the complete discontinuance of Employer Contributions to this Plan, provided however, that in the event of a partial termination, only those Participants to whom the partial termination applied will be 100% Vested.

     6.02 Vesting Schedule. A Participant who is not yet fully Vested under Section 6.01 will be Vested (subject to Section 6.03) in his Regular Account according to the following vesting schedule:

                Years of              Vested
             Vesting Service        Percentage

                Less than 3             0%
                3 or more              100%

     6.03 Bad-Boy Provision. Prior to his eligibility for full Vesting under Section 6.01, and whether or not he is eligible to be Vested in his Regular Account under Section 6.02, a Participant with fewer than 5 years of Vesting Service will have no Vested interest in his Regular Account if prior to or after his termination of employment with the Employer or an Affiliated Employer, he commits an act which would constitute a crime against the Employer or an Affiliated Employer under federal law or the laws of the State of Wisconsin.

     6.04 Forfeitures. As to any Participant who terminates employment with the Employer and all Affiliated Employers prior to his Retirement Date or earlier death, and prior to becoming fully vested in his Account:

	(a) If distribution of the vested portion of such a Participant's Regular Account is not made until after he incurs a Break in Service, then the unvested portion of his Account shall be forfeited as of the Anniversary Date of the last Plan Year in such Break in Service and reallocated as provided in Section 3.02 hereof.

	(b) If such Participant receives distribution of the vested portion of his Regular Account (and his Employee Contributions Account, if any) prior to incurring a Break in Service, then that part of his Account in which he is not vested at the date of such distribution shall be considered a forfeiture as of the date of distribution and shall be reallocated as provided in Section 3.02 hereof as of the Anniversary Date of the Plan Year in which the distribution occurs. A Participant with no vested interest in his Regular Account at his termination shall be deemed to have received a distribution as of his date of termination.

	(c) The number of Years of Vesting Schedule Service of a terminated Participant who incurs a Break in Service shall not thereafter be increased for purposes of measuring his vested interest in his Regular Account as it exists at the end of such Break in Service.

	(d) If a Participant terminates his employment with a Participating Employer before he is fully Vested in his Regular Account, receives a distribution and he is later rehired by a Participating Employer before he incurs five One Year Breaks in Service, the Committee will instruct the Trustee to create a Suspense Account for him (prior to any allocations under Section 3.02) in an amount equal to the forfeiture specified in 6.04(b) above. Then, if he is not fully vested in his Regular Account when he subsequently terminates his employment with the Participating Employer, the value of his Regular Account will be calculated according to Sections 6.02 or 6.03, and the value of his Vested Suspense Account will be calculated by multiplying the balance of the Suspense Account by the ratio of:

               (i)  the difference between the Vested percentage under Sections
          6.02 or 6.03 and the prior Vested percentage. The prior Vested percentage shall mean the Vested percentage at the prior termination date; and

		(ii) the difference between 100% and the prior Vested percentage.
	(e)  Any amounts which must be restored to a rehired
     Participant's Suspense Account pursuant to the foregoing shall first come out of forfeitures and Employer Contributions which would otherwise be applied pursuant to subsection 3.02 for the Plan Year in which the restoration is made, and only thereafter and to the extent necessary, by a special Employer Contribution made solely for this purpose.

     6.05 Resumption of Participation.

	(a) Except as otherwise provided in paragraph (b) below, upon re-employment of any Participant a new Account shall be created to which all allocations of contributions and forfeitures after he is re-employed shall be made. If a Participant had any vested interest in his Regular Account at his termination, all his Years of Vesting Service shall be aggregated to determine the Participant's vested interest in such new Regular Account. If the Participant terminated employment prior to being credited with any vested interest and incurs a Break in Service, only his Years of Vesting Service after his re-employment shall be used to determine his vested interest in such new Regular Account.

	(b) If a Participant is re-employed before incurring a Break in Service without having received distribution of the vested portion of his Regular Account, then any subsequent allocations of Employer Contributions and forfeitures may be made to the same
Account, and the Participant's vested interest in such Account shall be determined under Sections 6.02 or 6.03 based upon his Years of Vesting Service both before and after his re-employment.

                           CHAPTER VII

                       PAYMENT OF BENEFITS

     7.01 Commencement of Benefits. Unless a Participant elects in writing to further defer the starting date of any benefit payable under the Plan and Trust, benefits must begin to be paid within 60 days after the later of:

	(a)  the last day of the Plan Year in which he attains age 65;

	(b) the last day of the Plan Year in which he terminates his employment with the Employer or an Affiliated Employer.

     Effective January 1, 2000, and notwithstanding any other provisions of this Plan but subject to the special rules pertaining to 5% owners and certain other Participants set forth below, any benefit payable to a Participant shall commence no later than the "Required Beginning Date" for a Participant under Code Section 401(a)(9), as amended by the Small Business Job Protection Act of 1996, which is the April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires or terminates service with the Employer or an Affiliated Employer.

     However, any benefit payable to (i) a Participant who is a more than 5% owner of the "employer" as defined in Code Section 416 with respect to the Plan Year ending in the calendar year in which such Participant attains age 70 1/2 shall commence no later than the April 1st of the calendar year following the calendar year in which such Participant attains age 70 1/2, even if he has not separated from service as of such date.

     Further, any Participant continuing in the service of the Employer or an Affiliated Employer who attained age 70 1/2 after December 31, 1996 but before January 1, 2000 shall have an option to elect either to begin receiving benefits starting no later than April 1st of the calendar year in which such Participant attains age 70 1/2 or to defer the commencement thereof (and, if applicable, to stop the current receipt of benefits) until retirement or termination of service.

     If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under
Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (b) the Participant, after receiving the notice, affirmatively elects a distribution.

     7.02 Form of Payment. All distributions under this Plan will be made in one, or a combination of, the following forms, as selected by the Participant or his Beneficiary:

        (a) By payment in a series of substantially equal installments not less frequently than annually;

	(b)  By payment in a lump sum.
     Distributions will be based on the Account values as of the most recent Valuation Date.

     7.03 Incidental Death Benefits. Regardless of any statement to the contrary, the ability of any Participant or Beneficiary to select the timing and method of a distribution option will be limited by the following provisions:

        (a) If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a non-spouse
     Beneficiary may not be recalculated. If the Participant's spouse is not the designated Beneficiary, the method of distribution selected must satisfy the minimum death incidental benefit requirements of Regulation Section 1.401(a)(9)-2.

	(b) If the Participant dies after distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

	(c) If the Participant dies before distribution of his or her interest commences, the Participant's entire interest will be distributed no later than five years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

               (1) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than one year after the Participant's death;

		(2) If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the date on which the Participant would have attained age 70 1/2, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

	(d) For purposes of 7.04(c) above, payments will be calculated by use of the return multiples specified in Section 1.72-9 of the regulations. Life expectancy of a surviving spouse may be recalculated annually, however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

     7.03A     New Minimum Distribution Regulations.  With
respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Service in accordance with the regulations under
Section 401(a)(9) that were proposed in January 2001 notwithstanding any provision of the Plan to the contrary. This
Section 7.03A shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Code.

     7.04 Transfers. In addition to the other methods of distribution described in this Chapter, the Committee may direct the Trustee to make distribution of Account balances under this Plan directly to the IRA of a Participant, if such Participant files a written request to that effect with the Committee and such distribution is permitted by law. To the extent permitted by applicable law, neither the Participating Employer, the Committee, the Plan Administrator, nor the Trustee will incur any liability under this Plan for Account distributions made in the specified amount to a Participant's IRA in accordance with such written request, regardless of any adverse tax consequences which may be incurred by the Participant as a result of such distribution.

     The Plan will not accept the transfer into the Trust Fund of IRA's or distributions to Participants from other qualified retirement plans.

     7.05 Distribution of Small Amounts. Notwithstanding the other provisions of this Chapter VII, if the vested portion of all of the Accounts of a Participant who terminates, retires, or dies does not exceed $3,500 (changing to $5,000 effective as of January 1, 2002) (or such other sum as may be permitted from time to time by applicable governmental regulations) as of the Valuation Date preceding the Participant's termination, such vested interest shall be distributed in the form of a single sum cash distribution as soon as practicable following the Participant's termination.

     7.06 Direct Rollover.

        (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

	(b)  Definitions
               (i) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

		1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more;

		2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

		3) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities);

		4) returns of Section 401(k) elective deferrals that are returned as a result of the Section 415 limitations;

		5) corrective distributions of excess contributions, excess deferrals, and excess aggregate contributions, together with the income allocable to these corrective distributions;

		6) loans treated as distributions under Section 72(p) and not excepted by Section 72(p)(2);

		7)   loans in default that are deemed distributions;

		8)   a distribution less than $200;

		9) for distributions made from and after December 31, 1999, any amount which is a hardship distribution under Section 401(k)(2) of the Code; and

		10) similar items designated by the IRS in revenue rulings, notices, and other guidance of general applicability.

               	(ii) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

		(iii) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former
Employee's surviving spouse and the Employee's or former
Employees' spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section
414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

		(iv) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                          CHAPTER VIII

                      TOP-HEAVY PROVISIONS

     8.01 Provisions Will Control.  If the Plan is or becomes
Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of Chapter VIII will supersede any conflicting provisions in the Plan.

     8.02 Definitions. For purposes of this Chapter VIII the following definitions shall apply:

	(a)  Employer: Means all Participating Employers and all
     Affiliated Employers.

	(b) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was:

                (1) an officer of the Employer having annual compensation from the Employer greater than 50% of the amount in effect under
          Section 415(b)(1)(A) for any such Plan Year;

		(2) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds the dollar limitation under
Section 415(c)(1)(A) of the Code;

		(3)  a 5% owner of the Employer; or

		(4) a 1% owner of the Employer who has an annual compensation of more than $150,000.

          The Determination Period is the Plan Year containing the Determination Date and the 4 preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(l) of the Code and the regulations thereunder.

          (c)  Top-Heavy Plan:  For any Plan Year beginning after
     December 31, 1983, this Plan is Top-Heavy if any of the following conditions exist:

                (1) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

		(2) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

		(3) If this Plan is a part of Required Aggregation Group and part of Permissive Aggregation Group of plans and the Top-Heavy
Ratio for the Permissive Aggregation Group exceeds 60%.

          (d)  Top-Heavy Ratio:

               (1) If the Employer maintains one or more defined benefit plans and the Employer has not maintained any defined contribution plans (including any Simplified Employee Pension Plan) which during the 5-year period ending on the Determination Date(s) has or has had account balances, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Present Value of accrued benefits of all Key Employees as of the Determination Date(s) (including any part of any accrued benefit distribution in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all accrued benefits distributed in the 5-year period ending on the Determination Date(s) determined in accordance with
          Section 416 of the Code and the regulations thereunder.

		(2) If the Employer maintains one or more defined benefit plans and the Employer maintains or has maintained one or more defined contribution plans (including any Simplified Employee Pension
Plan) which during the 5-year period ending on the Determination
Date(s) has or has had account balances, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregate defined contribution plan or plans for all Key Employees and the Present Value of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees, and the denominator of which is the sum of the account balances under the aggregate defined contribution plan or plans for all Participants and the Present Value of accrued benefits under the aggregate defined benefit plan or plans for all Participants as determined in accordance with Section 416 of the Code and the regulations thereunder. The account balances under a defined contribution plan and the Present Value of accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution made in the 5-year period ending on the Determination Date.
(3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant who:

               (i) is not a Key Employee but who was a Key Employee in a prior year; or

		(ii) has not received any compensation from any employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Accordingly, the accrued benefit of any employee who has not performed an Hour of Service for the Employer at any time during the 5-year period ending on the Determination Date will be disregarded. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination
Dates that fall within the same calendar year.

	(e) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

	(f)  Required Aggregation Group:

               (1) Each qualified plan of the Employer in which at least one Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years (including any such plan that terminated within the 5-year period ending on the Determination Date), and

		(2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections
401(a)(4) or 410 of the Code.

	(g) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

	(h) Valuation Date: December 31st of each Plan Year, as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

		(i) Present Value: Present Value shall be based only on the interest and mortality rates specified in the defined benefit plan.

     8.03 Minimum Allocation.

          (a) Except as otherwise provided in (c) and (d) below, the Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Compensation for the entire Plan Year (notwithstanding any other provision of this Plan) or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer Contributions, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation in that year because of the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan).

	(b) For purposes of computing the Minimum Allocation, Compensation will mean Compensation as defined in Section
1.01(h).

	(c) The provisions in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

	(d) The provisions in (a) above shall not apply to any Participant to the extent that the Participant is covered under any other plan or plans of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to Top-Heavy plans will be met in the other plan or plans.

     8.04 Nonforfeitability of Minimum Allocation. The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited due to any suspension of benefits upon re-employment of retiree.

     8.05 Minimum Vesting Schedules. For any Plan Year in which this Plan is Top-Heavy, the following vesting schedule will automatically apply to the Plan:

                Years of              Vested
             Vesting Service        Percentage
                    1                   0%
                    2                  20%
                3 or more              100%

     The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee's account balances attributable to Employer Contributions will be determined without regard to this Section. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election in Section 11.01(c) of the Plan applies.

     8.06 Compensation Limitation. For any Plan Year in which the Plan is Top-Heavy, only the first $200,000 (or such larger amount as may be prescribed by the Secretary or his delegate) of a Participant's annual Compensation shall be taken into account for purposes of determining Employer Contributions under the Plan.


                           CHAPTER IX

                     ADJUSTMENT OF ACCOUNTS

     9.01 Allocation of Trust Earnings. As of each Valuation Date, the Committee will charge the Trustee to value the Trust at its fair market value and any gains or losses will be allocated to the Account of each Participant in proportion to the value of each such Account as of the previous Valuation Date. In making such allocations, the Committee will adjust the beginning or ending Account balances to reflect the amount and timing of any Employee Contributions, withdrawals, and benefit payments under uniform and nondiscriminatory rules established by the Committee.

     9.02 Allocation of Employer Contributions and Forfeitures. As of each Anniversary Date, the Committee will allocate Employer
Contributions (and forfeitures, if any, which shall be used to reduce Employer Contributions) for the Plan Year ending on that Anniversary Date to the Regular Account of Participants.


                            CHAPTER X

                   DESIGNATION OF BENEFICIARY

     10.01 Beneficiary Designation. Each Participant may name, or change the name of his Beneficiary(ies) who will receive any death benefits payable to such Beneficiary(ies) under the Plan and Trust. If the Participant designates someone other than his spouse as the primary Beneficiary, then the spouse must give written consent (witnessed by a Plan representative or notary public) to such designation. To be effective, a Beneficiary designation form (available from the Committee) must be on file with the Committee on the Participant's date of death.

     10.02 Priority If No Designated Beneficiary. If there is no Beneficiary designation form on file, or if the designated
Beneficiary(ies) predeceases the Participant, benefit payments required under the Plan and Trust to be payable on death to the Beneficiary(ies) will be distributed in the following order of priority:

        (a)  to the surviving spouse; or, if none

	(b) to the surviving issue (per stirpes and not per capita); or, if none

	(c) to the surviving parents equally, or, if one is deceased, to the survivor of them; or, if none

	(d)  to the estate of the Participant.

                           CHAPTER XI

              AMENDMENT OR TERMINATION OF THE PLAN

     11.01 Amendment by Employer. The Employer may, by resolution of the Board of Directors, amend this Plan at any time. Any amendment by the Employer will be subject to the following rules:

        (a) Without its written consent, no amendment may increase the duties or liabilities of the Trustee.

	(b) Except as permitted by law, no amendment may provide for the use of funds or assets under the Plan and Trust other than for the exclusive benefit of Participants or their Beneficiaries. In addition, no amendment may allow Trust Fund assets to revert to or be used or enjoyed by any Participating Employer unless otherwise permitted by law.

	(c) If an amendment changes the vesting schedule of the Plan, or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, any Participant in the employ of the Participating
Employer or an Affiliated Employer on the date such amendment is adopted (or the date it is effective, if later) who has completed at least three years of service at the end of the election period specified below, may make an irrevocable election to remain under the vesting schedule of the Plan as in existence immediately prior to said amendment. If such Participant does not make this election during the election period starting on the date such amendment is adopted, and ending 60 days following the latest of the following dates, he will be subject to the new vesting schedule provided by said amendment:

                (1)  the date the amendment is adopted;

		(2)  the date the amendment is effective; or

		(3) the date written notice of the amendment is given to the Participant.

          However, the failure to make an election described above will not result in the forfeiture of any benefits which are already Vested.

        (d) No amendment may reduce the Vested percentage of a Participant.

	(e) No amendment may reduce the Account balance of a Participant.

     11.02     Conformance to Law.  Regardless of the provisions of
Section 11.01, the Employer has the right to make whatever amendments are necessary to this Plan or the Trust to bring it into conformity with applicable law.

     11.03 Right to Terminate. The Board of Directors of the Employer may, by resolution, terminate the Trust and/or this Plan at any time or reduce, suspend or discontinue its contributions, with respect to certain or all of its Employees. Further, any other Participating Employer may do likewise as to its participation in this Plan by resolution of its Board of Directors. However, if the Plan is terminated (either wholly or partially), or if there is a complete discontinuance of Employer Contributions to the Trust, each affected Participant who is an Employee on the effective date of such total Plan termination or complete discontinuance of contributions (or, if a partial termination, whose severance causes or is a result of such partial termination) will then become 100% Vested in his Accounts. In the event that the Plan is terminated or contributions are discontinued as provided above, all distributions will be made in accordance with the provisions of Chapter VII and, except as provided in Section 7.05, remaining Accounts will continue to share in the experience of the Trust Fund on each Valuation Date as provided in Section 9.01.

     11.04 Merger, Consolidation, or Transfer. If the Plan and Trust are merged or consolidated with, or the assets or liabilities are transferred to, any other plan and trust, the benefits payable to each Participant immediately after such action (if the Plan was then terminated) will be equal to or greater than the benefits to which he would have been entitled if the Plan had terminated immediately before such action.


     			  CHAPTER XII

                        CLAIMS PROCEDURE

     12.01 Written Claim. A Participant or Beneficiary(ies) may make a claim for Plan benefits by filing a written request with the Committee, on a form provided by the Committee.

     12.02 Claim Denial. If a claim is wholly or partially denied, the Committee will furnish the Participant or Beneficiary(ies) with written notice of the denial within 60 days of the date the original claim was filed. The notice of denial will specify:

        (a)  the reason for denial;

	(b) specific reference to pertinent Plan and Trust provisions on which the denial is based;

	(c) a description of any additional information or requirements needed to be eligible to obtain the denied benefit and an explanation of why such information or requirements are necessary; and

	(d)  an explanation of the claim procedure.

     12.03 Request for Review of Denial. The Participant or Beneficiary(ies) will have 60 days from receipt of a denial notice in which to make written application for review by the Committee. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary(ies) will have the rights to representation, to review pertinent documents, and to submit comments in writing.

     12.04 Decision on Review. The Committee will issue a decision on such review within 60 days after receipt of an application for review.

     The Plan Administrator shall have full and complete discretionary authority to determine eligibility for benefits, to construe the terms of the Plan and to decide any matter presented through the claims review procedure. Any final determination by the Plan Administrator shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Plan Administrator at the time of such determination.

     12.05 Additional Time. The Committee may take additional time, as provided by government regulations, under this Chapter XII, if such time is needed to gather data, perform calculations or reach decisions in the processing of a claim. The Participant or Beneficiary(ies) will be informed by the Committee, in writing, of the need for such additional time prior to the date such extension begins.


		         CHAPTER XIII

                   MISCELLANEOUS PROVISIONS

     13.01 Reversion of Assets. This Plan and Trust are for the exclusive benefit of the Employees of the Participating Employers and none of the assets may be used for any other purpose. Notwithstanding the above, there may be a reversion of assets to the Employer (or the Employee) in the event one of the following occurs:

        (a) If, in the course of administering the Plan and Trust, errors in accounting arise due to factual errors in information supplied by any Participating Employer, the Committee, the Plan Administrator or the Trustee, equitable adjustments may be made to correct these errors. Excess contributions arising from such adjustments may be returned to the Participating Employer (or Employee, if such contributions are attributable to Employee contributions) within one year after such contributions were made.

	(b) All Employer Contributions made to the Plan are conditioned on deductibility. For any year(s) that all or a part of the deduction for Participating Employer Contributions to the Plan is disallowed by the Secretary of the Treasury, the amount of the contributions so disallowed must be returned to the Participating
Employer within one year after such disallowance.

	(c)  The Plan is terminated as provided for in Chapter XI.

     13.02 Equitable Adjustment. The Committee may make equitable adjustments, which may be retroactive, to correct for mathematical, accounting, or factual errors made in good faith.
Such adjustments will be final and binding upon all Participants and other parties in interest.

     13.03 Reasonable Compensation. If for any Plan Year, the Internal Revenue Service determines that the total compensation of a Participant exceeds the amount which can be considered "reasonable" for purposes of the federal income tax return of the Participating Employer, then the Committee will readjust the Account of such Participant to reflect only the "reasonable" compensation of said Participant.

     13.04 Indemnification. To the extent permitted by law, the Employer will indemnify each member of the Committee and any others to whom the Employer has delegated fiduciary duties
(except corporate trustees, insurers, or "investment managers"
(as defined in ERISA)) against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan, unless the same are determined to be due to gross negligence or willful misconduct.

     13.05 Protection from Loss. Neither the Trustee, the Plan Administrator, the Committee nor the Employer guarantee the Trust
Fund in any way from loss or depreciation. To the extent permitted by applicable law, the liability of any of these persons, groups of persons, or entities to make any payment under the Plan and Trust is limited to the available assets of the Trust Fund.

     13.06 Protection from Liability. To the maximum extent allowed by law, the Plan Administrator and all Participating Employers, and their agents, designees and employees, shall be free from all liability, joint or several, for their acts, omissions, and conduct, except in the case of their own willful misconduct, gross negligence or bad faith. Specifically and without limitation other than as follows, nothing in the first sentence of this Section or elsewhere in the Plan and Trust shall be construed to relieve any Fiduciary from responsibility or liability for any responsibility, obligation or duty under Part 4 of Title 1 of ERISA (except as provided in Sections 405(b)(1) and 405(d) of ERISA).

     13.07 Adoption of Rules and Procedures. Any group of people acting in a specified capacity under the Plan and Trust (such as the Named Fiduciary, Trustee, Committee, Plan Administrator, "investment manager" (as defined by ERISA) if any, and so on) may create and abide by whatever rules and procedures they desire, so long as these rules and procedures are not inconsistent with the Plan, the Trust and applicable law. If these rules specifically limit the duties and responsibilities of the members of any of these groups, then to the extent permitted by applicable law, the liability to each member under the Plan and Trust will be limited to his specific duties.

     13.08 Assignment of Benefits. A Participant's interest in this Plan may not be assigned or alienated, either voluntarily or involuntarily. This shall not preclude the Trustee from complying with: (i) a qualified domestic relations order (as defined in Section 414(p) of the Code) made pursuant to a domestic relations law requiring deduction from the benefits of a Participant for alimony, child support, or marital property payments, or (ii) on or after August 5, 1997 and pursuant to Code
Section 401(a)(13)(c), any court order, judgment, decree, or settlement agreement requiring that a Participant's benefits be reduced where the Participant has committed a breach of fiduciary duty to the Plan or committed a criminal act against the Plan.

     Notwithstanding any restrictions on the timing of distributions and withdrawals under this Plan, distribution shall be made to an alternate payee in accordance with the terms of an order described in the preceding paragraph, or as determined by the Plan Administrator and alternate payee if provided in the order, even if such distribution is made prior to the Participant's attainment of the earliest retirement age (as defined in Code Section 414(p)(4)).

     13.09 Mental Competency. Every person receiving or claiming benefits under the Plan and Trust will be presumed to be mentally competent until the date on which the Committee receives a written notice (in a form and manner acceptable to it) that such person is incompetent, and that a guardian, conservator or other person legally vested with his care or the care of his estate has been appointed. If the Committee receives acceptable notice that a person to whom a benefit is payable under this Plan and Trust is unable to care for his affairs because of incompetency, any payment due (unless a prior claim for it has been made by duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or a sister or to any person determined by the Committee to have incurred expenses for such person. Any such payment will be a complete discharge of the obligation of the Participating Employer, Committee, Plan Administrator and Trustee to provide benefits under the Plan and Trust.

     In the event that the Plan benefits of a person receiving or claiming them are garnished or attached by order of any court, the Committee may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. While this action is pending, any benefits that become payable under this Plan will be paid into the court as they become payable. The court will then make the benefit distributions to the recipient it deems proper at the close of said action.

     13.10 Authentication. The Participating Employer, Committee, Plan Administrator and Trustee will be fully protected in acting and relying upon such certificate, affidavit, document or other information which that person requesting such information may consider pertinent, reliable and genuine.

     Any notice required to be made under the Plan and Trust may be waived, in writing, to the person entitled thereto. In addition, the time period specified in this Plan for filing any such notice may be modified or waived, in writing, by the person entitled thereto.

     13.11 Not an Employment Contract. This Plan and Trust will not be construed as creating or modifying any contract of employment between any Participating Employer and the Employee.

     13.12 Appointment of Auditor. The Employer shall have the right to appoint an independent auditor to audit the books, records, and accounts of the Trustee as they relate to the Plan and Trust.

     13.13 Uniform Treatment. All interpretations made in connection with this Plan and Trust are intended to be exercised in a nondiscriminatory manner so that all Employees in similar circumstances are treated alike.

     13.14 Interpretation. The provisions of the Plan and Trust are to be construed as a whole and not construed separately without relation to the context of the entire agreement.

     13.15 Plural and Gender. When appropriate, the singular nouns in this Plan and Trust may include the plural, and vice versa. Also, wherever the male gender is used in the Plan and Trust, the female gender may be included, and vice versa.

     13.16 Headings. Headings at the beginnings of any Chapter, Section, or subsection are for convenience only and are not to influence the construction of this Plan and Trust.

     13.17 Expenses. The Participating Employers may pay the expenses of administering the Plan, if desired. However, if they do not pay these expenses directly, then, to the extent permitted by law, the payments will be made from the Trust Fund.

     13.18 Unclaimed Accounts. Any Account which is payable without Participant consent in accordance with Article VII, but which cannot be paid due to an inability to locate the applicable Participant or Beneficiary, shall be forfeited and reallocated in accordance with Section 4.03. Prior to any forfeiture, the Plan Administrator shall make reasonable attempts to locate the person entitled to any distribution. Any Account forfeited pursuant to this Section 13.18 shall be restored and paid to the applicable Participant or Beneficiary upon the making of a valid claim by such person in accordance with Plan Section 9.05. The amount to be restored shall equal the vested amount in the Account as of the Valuation Date coincident with or immediately preceding the forfeiture under Section 4.03, then from the Participating Employers' discretionary contribution for a Plan Year, and finally, if necessary from a special one-time Employer Contribution made solely for this purpose.

     13.19 Special Provisions Respecting Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code, effective for individuals whose reemployment occurs after December 11, 1994.

     13.20 Participation of Affiliated Employers. The administrative powers and control of the Employer, as provided in this Plan and the Trust agreement, as well as the sole and exclusive right of amendment and termination (as covered in Chapter XI), and of appointment and removal of the Plan Administrator, the Trustee, and their successors, shall remain solely with OshKosh B'Gosh, Inc. and shall not be diminished in any way by reason of the participation of any Affiliated Employer in the Plan and the Trust agreement.


     			  CHAPTER XIV

        EMPLOYER STOCK SAVINGS ACCOUNTS AND INVESTMENTS

     14.01 Stock Savings Accounts. The Employer Contribution and forfeitures, if any, for the Plan Year ending December 31, 1990, and for each subsequent Plan Year shall be allocated to Participants' Regular Accounts as provided in Article III. Any amounts accumulated in a Participant's Stock Savings Account (pursuant to Employer Contributions and forfeitures, if any, allocated on or after December 31, 1984 but before January 1,
1990) will continue to be held in such Account. Any income, loss, appreciation, and/or depreciation attributable to amounts held in Stock Savings Accounts will be allocated only to such Stock Savings Accounts.

     14.02 Employer Stock Defined. For purposes of this Article XIV, the term "Employer Stock" means any common stock of OshKosh B'Gosh, Inc. The Trustee, or any investment manager or any Special Investment Committee appointed by the Employer under
Section 2.05 or Section 2.06 of the Trust, may invest up to 100% of the fair market value of the Trust Fund in Employer Stock ("qualifying employer securities" of the Company, as that term is defined by ERISA).

     14.03 Distributions from Stock Savings Accounts. To the extent Employer Stock is held in Participants' Stock Savings Accounts, a terminating Participant shall be entitled to request, in writing on a form acceptable to the Plan Administrator, that the full value of his Stock Savings Account (or any portion thereof) that becomes distributable under Article VII be distributed in full shares of Employer Stock (any partial share will be paid in cash).

     14.04 Employer Stock Valuation. For purposes of any distribution under the Plan, valuation of the Stock Savings Account shall be made as of the Valuation Date coincident with or immediately preceding the date of distribution. Valuation of any Employer Stock distributed pursuant to an election under Section
14.03 shall be based on the closing price reported by NASDAQ on the last day immediately preceding the date of distribution during which a sale of the Employer Stock was completed.


                           CHAPTER XV

                        EGTRRA PROVISIONS

     15.01 Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan year beginning after December 31, 2001.

     15.02 Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

     15.03     Limitations on Contributions.

        (a) Effective date. This section shall be effective for limitation years beginning after December 31, 2001.

	(b) Maximum annual addition. The annual addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of:
                (1) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or

		(2) 100 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

     The compensation limit referred to in (b)(2) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section
     401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

     15.04     Modification of Top-Heavy Rules.

          (a) Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends Chapter VIII of the Plan.

          (b)  Determination of top-heavy status.

               (1) Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

		(2)  Determination of present values and amounts.  This Section
(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

		(3) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under
Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under
Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

		(4) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

          (c)  Minimum benefits.

               (1) Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan.
          Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

		(2) Contributions under other plans. The employer may provide in the Plan that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of
Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

     15.05     Direct Rollovers of Plan Distributions.

        (a) Effective date. This section shall apply to distributions made after December 31, 2001.

	(b) Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 7.06 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.
(c) Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 7.06 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.
However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     IN WITNESS WHEREOF, this Plan is executed by the Employer through its duly authorized officers, on this 6th day of November, 2001.

                            By:  /S/ DAVID L. OMACHINSKI
                        Attest:  /S/ MARGARET WACHOLTZ